EXHIBIT 21

Subsidiaries of the Company

Subsidiary	Percentage Owned	Jurisdiction of Incorporation

St. Edmond's Federal Savings Bank	100%	United States
SE DEL Corp.	100% subsidiary of the Bank	Delaware